Exhibit 99.1

CONTACT:

Media:

Farley Kern

Hyatt Hotels Corporation

+1 312 780 5506

farley.kern@hyatt.com

Investors:

Atish Shah

Hyatt Hotels Corporation

+1 312 780 5427

atish.shah@hyatt.com

FOR IMMEDIATE RELEASE

HYATT COMPLETES ACQUISITION OF LODGEWORKS’ PORTFOLIO

CHICAGO (August 31, 2011) – Hyatt Hotels Corporation (NYSE: H) announced today that its wholly owned subsidiaries acquired a portfolio of assets from LodgeWorks, L.P. and its private equity partners, finalizing a previously announced transaction to purchase twenty hotels for approximately $660 million in cash, with one hotel acquisition to close during the fourth quarter of 2011. The acquisition also includes the management or franchise rights to an additional four hotels.

The hotels involved in the transaction are in strategic, high barrier to entry markets and are currently branded under the Hotel Sierra® (17), AVIA® Hotels (4), Hyatt Place® (1) and Hyatt Summerfield Suites® (2) brands. The acquisition will enable the company to introduce Hyatt-branded hotels in several markets where it currently is not represented at all and to expand its extended stay representation significantly.

The expansion of the company’s extended stay presence that Hyatt achieves through this transaction is a critical milestone in its drive to develop the preferred brand in the extended stay segment.

Hyatt expects the acquisition to have a positive impact of approximately $10 million, exclusive of transaction costs, on Adjusted EBITDA for the remainder of 2011. In 2012, the purchase is expected to generate approximately $40 million of Adjusted EBITDA. For our definition of Adjusted EBITDA and a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to its most directly comparable GAAP measure, net income attributable to Hyatt Hotels Corporation, see Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” of our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of June 30, 2011, the Company’s worldwide portfolio consisted of 456 properties in 44 countries. For more information, please visit www.hyatt.com.

Forward-Looking Statements

Statements in this press release, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to successfully re-brand and integrate certain of the acquired hotels into our hotel portfolio; the time and capital expenditures required to ramp up certain of the acquired hotels post-closing; the rate and pace of economic recovery following the economic downturn; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets and our ability to access the capital markets. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

# # #